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                                                                   EXHIBIT 23.01

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Post Effective Amendment No. 1 on Form S-3 to Form S-1, No. 333-64228) and related Prospectus of AtheroGenics, Inc. for the registration of 3,585,000 shares of its common stock and to the incorporation by reference therein of our report dated February 13, 2001, with respect to the financial statements of AtheroGenics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Atlanta, Georgia
October 10, 2001